EXHIBIT 10.1
Xerox Holdings Corporation Performance Incentive Plan
As Amended Through October 21, 2021

The Xerox Holdings Corporation Performance Incentive Plan (the “Plan”) was adopted by Xerox Holdings Corporation (the “Company”) effective as of May 21, 2020. The Plan as amended through October 21, 2021 updates references to the stock exchange on which the Company’s Common Stock (as defined herein) is listed.
1.Purpose
The purpose of the Plan as set forth herein or in any amendments hereto is to advance the interests of the Company and to increase shareholder value by providing officers and employees of the Company and any entity in which the Company has a significant equity interest, as determined by the Committee (“Affiliate”), with a proprietary interest in the growth and performance of the Company and with incentives for current or future service with the Company and Affiliates.
2.Effective Date and Term
The Plan is effective as of May 21, 2020 (the “Effective Date”) as to all awards granted under the Plan on and after the Effective Date. No awards or grants may be made after May 20, 2025, or after such earlier date as the Plan may be terminated pursuant to Section 13 by the Company’s Board of Directors (the “Board”).
The Plan is a successor plan to (i) the Xerox Corporation 2004 Performance Incentive Plan, (ii) the Xerox Corporation 1991 Long-Term Incentive Plan, (iii) the Xerox Corporation 1998 Employee Stock Option Plan, (iv) the Xerox Executive Performance Incentive Insurance Plan, (v) the Xerox Mexicana, S.A. de C.V. Executive Rights Plan, and (vi) the Xerox Canada Inc. Executive Rights Plan, any or all of which may be referred to as a “Predecessor Plan.” Effective as of the Effective Date, no further awards were made under a Predecessor Plan, but outstanding awards under any Predecessor Plan remained outstanding in accordance with their applicable terms and conditions.
3.Plan Administration
(a)The independent Compensation Committee of the Board, or such other independent committee as the Board shall determine, comprised of not less than three members, shall be responsible for administering the Plan (the “Committee”). The Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (ii) any rules and regulations of a stock exchange on which Common Stock (as defined in Section 5) of the Company is listed.
(b)The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or cancelled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to enable participants employed in other countries in which the Company or any Affiliate may operate to receive advantages and benefits under the Plan consistent with the laws of such countries, and consistent with the rules of the Plan; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any Affiliate, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company or an Affiliate.
(c)    To the extent specified by the Committee, the Committee may delegate its administrative responsibilities to a subcommittee of the Committee comprised of not less than three members. Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act and except as may otherwise be required any rules and regulations of a stock exchange on which Common Stock of the Company is listed, the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, a subcommittee or any individual to whom authority is delegated pursuant to this Plan administers or amends the Plan, references in the Plan to the “Committee” shall be deemed to refer to such subcommittee or such individual.
4.    Eligibility
Any employee of the Company or any Affiliate shall be eligible to receive an award under the Plan, as determined by the Committee.
5.    Shares of Stock Subject to the Plan
(a)As of the Effective Date, a total number of 14,000,000 shares of common stock of the Company par value $1.00 per share (“Common Stock”), reduced by one share for each share subject to an award granted after December 31, 2019 under the Xerox Corporation 2004 Performance Incentive Plan, are available for issuance under the Plan.
(b)Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Stock Options or SARs granted under the Plan or any Predecessor Plan expire or are canceled, forfeited, exchanged or surrendered after December 31, 2019 without having been exercised, or if any Stock Awards granted under the Plan or any Predecessor Plan are forfeited, terminated or otherwise not paid in full after December 31, 2019, the shares subject to such awards shall again be available for purposes of the Plan. Shares of Common Stock surrendered in payment of the exercise price of a Stock Option shall not be available for re-issuance under the Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. Upon the exercise of SARs, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such Awards or Predecessor Plan awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the exercise price of Stock Options, such shares may not again be made available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.
(c)Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in payment of awards under the Plan.

6.    Adjustments and Reorganizations
(a)    If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property that has a substantial impact on the value of issued shares (other than by normal cash dividends), the Committee shall equitably adjust (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding Stock Options, SARs and other awards under the Plan to reflect such change to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.
(b)Except as otherwise provided in subsection 6(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Stock Options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.
(c)In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding a Stock Award, Stock Option or SAR shall have the right to receive the Acquisition Consideration (as defined in this subsection (c)) receivable by a holder of the number of shares available in accordance with the terms of the applicable awards and the Plan as in effect immediately before the Acquisition.
The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.
(d)No adjustment or modification to any outstanding award pursuant to this Section 6 shall be permitted if it would constitute the modification or extension of a stock right within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code) and Treasury guidance thereunder.
7.    Awards
(a)The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.
(b)A Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant. A Stock Option may be exercised in whole or in installments, which may be cumulative. A Stock Option may be in the form of an incentive stock option (“ISO”) that complies with Code Section 422 and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either constructively or by attestation) Common Stock, surrendering a stock award valued at market value at the time of surrender, surrendering a cash award, or any combination thereof. Other than pursuant to Section 6, the Committee shall not without the approval of the Company’s shareholders (i) lower the exercise price per share of a Stock Option after it is granted, (ii) cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share in exchange for cash or another award (other than in connection with a Change in Control), or (iii) take any other action with respect to a Stock Option that would be treated as a repricing under Nasdaq rules. The Company may not repurchase a Stock Option for value (in cash, substitutions, cash buyouts or otherwise) from a Stock Option-holder if the current Fair Market Value of the shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. The foregoing two sentences are collectively referred to herein as the “Repricing Prohibition.” Under no circumstances may a Stock Option provide for automatic award of additional stock options upon the exercise of the Stock Option, including, without limitation, “reload options.”
(c)A Stock Appreciation Right (“SAR”) is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over (ii) the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement (the “SAR Exercise Price”). Notwithstanding any provision of the Plan to the contrary, the Repricing Prohibition described above shall also apply to SARs on the same basis as it does to Stock Options were the SAR Exercise Price substituted for the Stock Option exercise price.
(d)    A Stock Award is an award made in stock or denominated in units of stock, other than a Stock Option or a SAR. For example, Stock Awards may include, but are not limited to, awards of restricted stock, restricted stock units (RSUs), performance share units (PSUs), or phantom stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance, including, without limitation, earnings per share, cash flow, cost reduction, days sales outstanding, cash conversion cycle, cash management (including, without limitation, inventory and/or capital expenditures), total shareholder return, return on shareholders’ equity, return on invested capital, economic value added measures, return on assets, pre-or post-currency revenue, pre-or post-currency performance profit, profit before tax, profit after tax, operating profit, operating margin, stock price and return on sales. The Committee may at its discretion modify performance standards as appropriate if any performance condition cannot be satisfied solely because of the occurrence of a significant event that is beyond the reasonable control of the Company or the participant, and could not have been reasonably foreseen or provided for, including war, acts of terrorism and acts of God including earthquakes and epidemics.
(e)    A Cash Award may be any of the following:
(i)an annual incentive award in connection with which the Committee will establish specific performance periods (not to exceed twelve months) to provide cash awards for the purpose of motivating participants to achieve goals for the performance period. An annual incentive award shall specify the minimum, target and maximum amounts of awards for a performance period for a participant or any groups of participants; or
(ii)a long-term award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance (for example, an award of phantom stock, the eventual payment of which would be made in cash and tied to the performance of a particular business unit, as set forth in the award agreement).
(f)    The Committee shall have the discretion with respect to any award granted under the Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions comply with applicable laws.
If a participant who is an employee or former employee of the Company is determined by the Committee, in the Committee’s sole discretion exercised prior to a Change in Control, to have failed to satisfy one or more of the conditions set forth in the Award Agreement, by any act or failure to act, any awards granted to such employee or former employee, whether or not Nonforfeitable (as defined in Section 22) Shall be canceled and be of no further force or effect and any payment or delivery of an award from six months prior to such act or failure to act may be rescinded. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Committee.
If an accounting restatement is required to correct any material non-compliance with financial reporting requirements under relevant securities laws, the Committee in its sole discretion may authorize the Company to recover any excess incentive-based compensation (in excess of what would have been paid under the accounting restatement), including entitlement to shares, that was based on such erroneous data and paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, from executive officers or former executive officers. The Company may implement any policy or take any action with respect to the recovery of excess incentive-based compensation, including entitlement to shares, that the Committee determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Wall Street Financial Reform and Consumer Protection Act.
8.Dividends and Dividend Equivalents
The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents. Notwithstanding the above, no dividends or dividend equivalents will be paid on shares subject to any award before the award becomes nonforfeitable. In no event will dividends or dividend equivalents be paid with respect to Options or SARs.
9.Deferrals and Settlements
Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. Except as provided in Section 23 herein, the Committee may also require or permit participants to elect to defer the issuance of shares or the payment of awards in cash under such rules and procedures as it may establish under the Plan, provided that such rules and procedures comply with the requirements of Code Section 409A, if applicable. It may also provide that deferred payments include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred payments denominated in shares.

10.Fair Market Value
Fair Market Value for all purposes under the Plan shall mean the closing price of Common Stock as reported in The Wall Street Journal in the Nasdaq Composite Index or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the closing price of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.
11.Transferability and Exercisability
Except as otherwise provided in this Section 11, all awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Committee may provide that any award of non-qualified Stock Options may be transferable by the recipient to family members or family trusts established by the recipient. The Committee may also provide that, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Committee to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant. In no event may an award be transferred for monetary value.
12.Award Agreements; Notification of Award
Awards under the Plan (other than annual incentive Cash Awards described in Section 7(e)(i)) shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any Stock Option or SAR exceed a period of ten years from the date of its grant, except as otherwise permitted by Section 19. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award. In the case of an annual incentive Cash Award, the participant shall receive notification of such award in such form as the Committee may determine.
13.    Plan Amendment and Termination
The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in a manner consistent with the following:
(a)The Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall materially adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.
(b)Notwithstanding the foregoing, an amendment that constitutes a “material amendment,” as defined by Nasdaq rules, shall be submitted to the Company’s shareholders for approval. Any revision that deletes or limits the scope of the provision in Section 7 prohibiting repricing of Stock Options or SARs without shareholder approval will be considered a material revision.

(c)The Board may terminate the Plan at any time. Upon termination of the Plan, no future awards may be granted, but previously-made awards shall remain outstanding in accordance with their applicable terms and conditions, and the terms of the Plan.
    14.    Tax Withholding
The Company or an employee’s employer (the “Employer”) shall have the right to deduct from any payment of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any foreign, federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the payment date of the applicable award.
Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to employee’s participation in the Plan and legally applicable to employee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Company and the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of awards under the Plan, including, but not limited to, the making of awards, the issuance of shares of Common Stock of awards, subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents. The Company and the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of the awards to reduce or eliminate employee’s liability for Tax-Related Items or achieve any particular tax result. The Company, the Employer, and their respective agents, at their discretion, are authorized to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: withholding from employee’s wages or other cash compensation paid to employee by the Company or the Employer; withholding from the proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the awards through Stock Option exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on employee’s behalf pursuant to this authorization); or withholding in shares of Common Stock to be issued upon vesting/settlement of the awards and Stock Option exercises.
Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if employee fails to comply with employee’s obligations in connection with the Tax-Related Items.
15.    Other Company Benefit and Compensation Programs
Unless otherwise determined by the Committee, payments of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company or Employer benefit plan, severance program or severance pay law of any country.
16.Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17.Future Rights
No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any Affiliate of the Company. Awards hereunder are voluntary and occasional and do not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future awards under the Plan, if any, will be at the sole discretion of the Committee.
18.General Restriction
Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise payment thereof, such award may not be granted, exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
19.Governing Law
The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.
Grants provided hereunder are made and/or administered in the United States. Any litigation that arises under the Plan shall be conducted in the courts of Monroe County, New York, or the federal courts for the United States for the Western District of New York.
20.Successors and Assigns
The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.
21.Rights as a Shareholder
A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.
22.Change in Control
Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:
(a)    Definitions. Unless otherwise defined by the Committee and set forth in the award agreement at the time of the grant or otherwise defined in a participant’s employment agreement, the following definitions shall apply to this Section 22:
(i)    A “Change in Control” shall be deemed to have occurred if:
(A)any Person (as defined below in this Section 22(a)(i)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates)

representing 35% or more of the combined voting power of the Company’s then outstanding securities;
(B)there is consummated a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation that results in the directors of the Company who were members of the Incumbent Board (as defined below in this Section 22(a)(i)) immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or
(C)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale.
For purposes of this definition of Change in Control, “Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (5) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in this clause (5) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.
The “Incumbent Board” comprises the following individuals: individuals who, as of the date hereof, constitute the Board; and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.
(ii)    “CIC Price” shall mean either (A) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (B) if the Change in Control occurs without such a transaction or series of transactions, the closing price for a share of the Company’s Common Stock on the date immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the Nasdaq Composite Index or similar successor consolidated transactions reports.

(iii)An award is “Nonforfeitable” in whole or in part to the extent that, under the terms of the Plan or the award agreement or summary under the Plan, the award is vested in whole or part.
(iv)A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under Code Section 409A of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.
(v)A “Termination for Good Reason” by a participant shall mean the termination of employment of a participant within two years of the occurrence of any of the following circumstances, provided that such circumstance occurs without the participant’s express written consent after a Change in Control, the participant gives the Company notice of the occurrence of the offending circumstance(s) within 90 days of the first occurrence of the circumstance(s), and the Company fails to cure the circumstance(s) within 30 days of receipt of this notice (or the Company notifies participant in writing prior to the expiration of such 30-day period that the circumstance(s) will not be cured):
(A)The material diminution of the participant’s authority, duties, or responsibilities from those in effect immediately prior to a Change in Control of the Company;
(B)Any of the following: (1) A material reduction in a participant’s annual base salary and/or annual target bonus, (2) a failure by the Company to increase a participant’s annual base salary following a Change in Control at such periodic intervals not materially inconsistent with the Company’s practice prior thereto by at least a percentage equal to the average of the percentage increases in a participant’s base salary for the three merit pay periods immediately preceding such Change in Control, or (3) the failure to increase a participant’s salary as the same may be increased from time to time for similarly situated individuals, except that this clause (B) shall not apply to across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person in control of the Company;
(C)The Company’s requiring a participant to be based anywhere other than in the metropolitan area in which a participant was based immediately before the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with a participant’s present business travel obligations), provided that such required relocation constitutes a material change in the geographic location at which the participant is required to perform the services;
(D)The failure by the Company to continue in effect any material compensation or benefit plan, vacation policy or any material perquisites in which a participant participates immediately before the Change in Control, (except to the extent such plan terminates in accordance with its terms), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue a participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of a participant’s participation relative to other participants, than existed at the time of the Change in Control;
(E)The failure of the Company to obtain a satisfactory agreement from any successor to assume responsibility to perform under this Plan; or

(F)A termination by a participant of employment shall not fail to be a Termination for Good Reason by participant merely because of a participant’s incapacity due to physical or mental illness, or because a participant’s employment continued after the occurrence of any of the events listed in this subsection.
(vi)    “Vesting Date” shall mean the vesting date of an award set forth in the award summary.

(b)Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.
(i)All SARs, Stock Options Stock Awards and Cash Awards (including dividend equivalents) outstanding shall become 100% Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs not later than two years after a Change in Control.
(ii)If a performance-based award becomes Nonforfeitable after a Change in Control under Section 22(b)(i), each applicable performance measure shall be deemed achieved at 100% of the target level determined by the Committee as of the grant date of the award, unless otherwise provided in the applicable award agreement.
(iii)Notwithstanding anything in this Section 22(b), the Committee may cancel a Stock Option or SAR upon a Change in Control provided that the exercise price of such Stock Option or SAR is in excess of the CIC Price, and further provided that no consideration is paid for such cancellation.
(c)    Payment Schedule. In accordance with the uniform payment rule set forth in subsection (c) of Section 23 hereof,
(i)Following a Change in Control that is not a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date, and
(ii)Following a Section 409A-Conforming Change in Control, awards (to the extent Nonforfeitable) shall be paid on the Vesting Date or, if earlier, upon a termination of employment that occurs within two years of such 409A-Conforming Change in Control (or, in the case of a Specified Employee (as defined in Section 23), the date that is 6 months after such termination).
(iii)If a participant has made a valid election under Code Section 409A to defer payment beyond the Vesting Date, such award shall be paid pursuant to clauses (i) and (ii) by substituting the date so elected for the Vesting Date.
(iv)This subsection (c) shall not apply to Stock Options, SARs, or shares of restricted stock.
(d)    Cancellation. Upon payment under this section, such awards shall be cancelled.
(e)    Discretionary Awards. Upon or in anticipation of the occurrence of a Change in Control, the Committee may grant additional awards (e.g., above-target awards for performance-based Stock Awards) at its sole discretion. Any such discretionary grants shall be paid on the date specified by the terms of such grant.
(f)    The amount of cash to be paid shall be determined as follows: (i) in the case of each Nonforfeitable Stock Award, an amount equal to the product of (A) the number of shares subject to the Nonforfeitable Stock Award and (B) the CIC price; (ii) in the case of each Nonforfeitable Stock Option, an amount equal to the product of (A) the number of shares subject to the Stock Option and (B) the excess of the CIC Price over the exercise price; (iii) in the case of each Nonforfeitable SAR, an amount equal to the product of (A) the number of shares subject to the Nonforfeitable SAR and (B) the excess of the CIC Price over the SAR Exercise Price; and (iv) in the case of a Nonforfeitable Cash Award, the cash payable pursuant to the Nonforfeitable Cash Award.
(g)    Notwithstanding the foregoing, any Stock Options, SARS or Stock Awards held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash before the time permitted by applicable law including Section 16 of the 1934 Act.

23.     Section 409A Compliance

(a)    Construction and effect of terms and actions.
(i)It is intended that no awards under the Plan shall cause any amount to be taxable under Code Section 409A with respect to any individual. All provisions of this Plan and of any agreement, award or award summary thereunder shall be construed in a manner consistent with this intent. Any provision of or amendment to this Plan, or of any agreement, award or award summary thereunder, that would cause any amount to be taxable under Code Section 409A with respect to any person is void and without effect. Any election by any participant, and any administrative action by the Committee that would cause any amount to be taxable under Code Section 409A with respect to any person is void and without effect under the Plan. Notwithstanding anything to the contrary herein, in no event shall the Company, its officers, directors, employees, subsidiaries, or affiliates be liable for any additional tax, interest, or penalty incurred by a participant or beneficiary as a result of the Plan’s failure to satisfy the requirements of Code Section 409A, or as a result of the Plan’s failure to satisfy any other applicable requirements for the deferral of tax.
(ii)All references in the Plan, awards and award agreements to “termination of employment” shall mean “separation from service” as defined in Code Section 409A and Treasury guidance thereunder. The Committee, however, may decide in its discretion that, solely for purposes of determining the vested percentage of an award or the exercise period of a Stock Option or SAR, the reference to “termination of employment” shall mean the end of the participant’s salary continuance period.
(b)    Election Rule. A participant may elect to defer awards under the Plan only if the election is made not later than December 31 of the year preceding the year in which related services are performed, except to the extent otherwise permitted by Section 409A and Treasury guidance thereunder.
(c)    Uniform Payment Rule.
(i)    All awards except SARs, Stock Options and shares of restricted stock shall be paid on the date that is the earlier of (A) or (B) below, where
(A)is a termination of employment no later than two years after the occurrence of a Section 409A-Conforming Change in Control (or, in the case of a Specified Employee as defined in subsection (d) hereof the date that is 6 months after such termination); and
(B)is the Vesting Date.

(ii)    If a participant has made a valid election under Code Section 409A and the Plan to defer payment beyond the Vesting Date, such award shall be settled pursuant to clause (i) by substituting the date so elected for the Vesting Date.
(iii)    Payment pursuant to the death or disability of a participant is governed by the award agreement.
(d)    Six-Month Delay Rule for Specified Employees. To the extent necessary to avoid any amount becoming taxable under Code Section 409A, any award that is to be paid to a Specified Employee upon termination of employment shall be administered so that any payment with respect to such award shall be made on the date that is 6 months after such termination. If the participant dies during such 6-month period, any postponed amounts shall be paid within 90 days of the participant’s death. A Specified Employee shall have the meaning set forth in IRS guidance under Code Section 409A.
(e)    Accelerations. In the case of an award that is deferred compensation for purposes of Code Section 409A, acceleration of payment is not permitted, except that, if permitted by the Committee, acceleration of payment is permitted to the extent such acceleration shall not cause any amount to be taxable under Code Section 409A with respect to any individual.

(f)    CHRO Delegation. The Chief Human Resources Officer of the Company, or his or her delegate, may amend the Plan as he or she, in his or her sole discretion, deems necessary or appropriate to avoid any amount becoming taxable under Code Section 409A and guidance thereunder.

(g)    To the extent permitted by Code Section 409A, the term of a Stock Option or SAR may be extended beyond the original term while the holder cannot exercise the Stock Option or SAR because such an exercise would violate an applicable Federal, state, local, or foreign law (including, without limitation, the Company’s insider trading policy established pursuant to any such law), or would jeopardize the ability of the Company to continue as a going concern, provided that the term is not extended more than 30 days after the date such exercise first would no longer violate an applicable Federal, state, local, and foreign law or would first no longer jeopardize the ability of the Company to continue as a going concern.
24.    Limitation of Actions. Any action brought in state or federal court (other than an alleged breach of fiduciary duty action under the Employee Retirement Income Security Act of 1974 (“ERISA”) which shall be governed by the terms of ERISA Section 413, if applicable) must be commenced within one year after the cause of action accrues.

XEROX HOLDINGS CORPORATION